Exhibit 16.1

Tschopp, Whitcomb & Orr, P.A.
 (formerly Parks, Tschopp, Whitcomb & Orr, P.A.)
 Certified Public Accountants
2600 Maitland Center Parkway
Maitland, FL 32751
407 875-2760 Fax: 407 875-2762

November 16, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated November 16, 2004, of Bellacasa Productions, Inc. and are in agreement with the statements contained in the first, fourth, fifth and seventh paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Tschopp, Whitcomb & Orr, P.A.
 Tschopp, Whitcomb & Orr, P.A.
Certified Public Accountants